Exhibit 1.01

SCHLUMBERGER LIMITED

CONFLICT MINERALS REPORT

FOR THE YEAR ENDED DECEMBER 31, 2022

This Conflict Minerals Report (the “Report”) of Schlumberger Limited has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2022, to December 31, 2022.

All references in this Report to “SLB,” the “Company,” “we,” “us” or “our” are to Schlumberger Limited (Schlumberger N.V., incorporated in Curaçao) and its consolidated subsidiaries as of December 31, 2022.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which specified minerals are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin, and tungsten (“conflict minerals”).

Description of Products Covered by this Report

This Report relates to SLB products: (a) that contain conflict minerals necessary to their functionality or production (“necessary conflict minerals”); (b) that we had reason to believe may have originated in the Democratic Republic of the Congo or an adjoining country (the “covered countries”) and may not have come from recycled or scrap sources; and (c) that we manufactured, or contracted to be manufactured, in 2022 (the “covered products”).

The covered products are as follows: permanent multiphase meters; subsea safety valves; oil, gas and core analysis laboratory equipment; perforating hardware and accessories; downhole drilling tools; solids and pressure control equipment for drilling fluids systems; data acquisition equipment for drilling operations; surface and downhole completions tools; artificial lift pumps; stimulation pumping and cementing equipment; groundwater monitoring products; drilling equipment packages; blowout preventers; drilling risers, top drives; draw works; complete wellhead and Christmas tree systems for onshore and offshore applications; subsea production systems and manifolds and aftermarket parts; valves; actuators; chokes and aftermarket parts; heaters; dehydration and desalting units; gas conditioning units; membrane separation systems; water processing systems; and electronic controls.

Due Diligence Design and Process

Our due diligence efforts were designed to conform in all material respects to the framework in the Organisation for Economic Co-operation and Development’s “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and related Supplements on Gold and on Tin, Tantalum, and Tungsten (collectively, the “OECD Guidance”).

The following describes the measures we took to exercise due diligence on the source and chain of custody of necessary conflict minerals contained in our covered products.

Step 1: Company Management Systems

Conflict Minerals Policy

We have adopted a policy relating to conflict minerals in our products (the “Conflict Minerals Policy”), incorporating relevant standards contained in the OECD Guidance, which is available at https://www.slb.com/who-we-are/guiding-principles/corporate-accountability/conflict-minerals. The Conflict Minerals Policy iterates our commitment to responsibly source materials from suppliers that share our values. It reflects our expectation that our immediate (“Tier 1”) suppliers will perform due diligence similar to ours on the sources of conflict minerals in their supply chains and our expectation that they will require their own suppliers to do the same. It further provides generally that when a robust and validated conflict-free supply chain is established, or a robust mineral tracing program is developed, we will expect our direct suppliers to procure only minerals using that validated supply chain, so as to avoid the use of minerals that have financed conflict in the covered countries.

Internal Management Teams

Members of our business, planning and supply chain, legal, compliance, sustainability, human rights, and information technology functions comprised a core team that was involved in various phases of our compliance with the Rule. Members of this core team have put in place processes and controls reasonably designed to increase transparency in our conflict minerals supply chain. Members of the core team annually present to their respective Division Presidents or, in certain cases, Basin Presidents, a final, formal review of (a) their findings as to the source and status of the necessary conflict minerals contained in the covered products for sale by their Division or Basin, as applicable; and (b) their Division or Basin due diligence efforts.

Control Systems

We have (a) adopted various processes related to our conflict minerals compliance efforts and determinations; (b) adopted standardized data templates for all Divisions to promote consistency across various information technology systems; (c) adopted a procedure in our engineering design and manufacturing systems that requires the recording of necessary conflict mineral contents of newly-developed parts included in our products; (d) adopted an electronic repository to retain relevant documentation concerning our conflict minerals compliance efforts and determinations; and (e) adopted written summaries, reviewed by the President of each relevant Division, summarizing how each such Division complied with the Rule and which of its products were subject to the Rule. In addition, certain employees from our planning and supply chain, legal, engineering, manufacturing, sustaining, sales, finance, and compliance functions are targeted for annual training.

As a downstream company, we are several tiers removed from conflict mineral smelters and refiners (“SORs”). We, therefore, must rely on information from industry sources to compare and assess due diligence responses, identify SORs in our supply chains and improve our ongoing due diligence efforts. We implemented a supply chain transparency system through the use of due diligence tools developed by the Responsible Minerals Initiative (“RMI”), including the RMI Conflict Minerals Reporting Template (the “Template”), which is designed to identify the SORs that process the conflict minerals in a company’s supply chain. We also support our suppliers’ use of validation, certification and audit programs on SORs upstream in our supply chain, such as:

•	the Responsible Minerals Assurance Process (“RMAP”) developed by RMI,

•	the ITRI Tin Supply Chain Initiative,

•	the Tungsten Industry – Conflict Mineral Council Framework,

•	the London Bullion Market Association (“LBMA”), and

•	the Responsible Jewellery Council (“RJC”).

We maintain a company-level grievance mechanism, as described in our Code of Conduct, that enables employees and others to anonymously report concerns, including any concerns regarding our conflict minerals supply chain. We communicate this mechanism to our employees at various times.

Step 2: Identification and Assessment of Supply Chain Risks

In order to identify and assess the risks in our supply chain, we first identified products for sale that we manufactured or contracted to manufacture in 2022 that contained, or that may have contained, necessary conflict minerals. As stated above, we have adopted a procedure in our engineering design and manufacturing system that is reasonably designed to identify each necessary conflict mineral included in our products. In cases where we determined that a necessary conflict mineral was contained in one of our parts, we identified that specific mineral and flagged both the part and finished product containing that part in our system. If, after our initial research, we were unable to determine whether a necessary conflict mineral was included in a part, we considered that part to be in scope of the Rule, and such part was internally flagged for additional research. For each new part developed or manufactured in 2022, the engineers and métiers in charge of providing materials for such part were required to indicate any necessary conflict minerals included in the part. Where we determined that a newly-developed part contained a necessary conflict mineral and that the finished product was in scope of the Rule, we included that part in our further information-gathering efforts. We then identified our Tier 1 suppliers that supplied us with the parts and products considered to be within the scope of the Rule.

Because we are several tiers removed from mining operations and SORs, we must rely on our suppliers to provide information regarding the source and presence of necessary conflict minerals in our covered products. To that end, we engaged a third-party data collection and aggregation provider to assist us in conducting due diligence on our supply chain. Information was collected using the Template, which requested our Tier 1 suppliers to identify the SORs and countries of origin of the necessary conflict minerals they supplied to us and contained in our covered products and to determine whether any such necessary conflict minerals came from recycled or scrap sources. These requests were sent in multiple languages for the 2022 reporting year, in order to facilitate improved supplier response rates. In conducting due diligence, we prioritized obtaining responses from our critical suppliers, as determined based on their strategic and commercial importance to us and as discussed under “Supplier Categories” in “Step 5: Report on Supply Chain Due Diligence” below. We communicated this priority to our third-party data collection and aggregation provider in an effort to increase the response rate of these suppliers.

Our supplier engagement began with introductory emails to relevant Tier 1 suppliers, notifying them that we would be conducting appropriate due diligence regarding the presence, source, and chain of custody for any necessary conflict minerals that may be contained in parts or products that we purchased from them. The emails also described our conflict minerals compliance program and the Rule. In an effort to increase awareness of our conflict minerals program, we provided suppliers with background materials describing the conflict minerals rule, including frequently asked questions regarding, among other things, conflict minerals tracing. We requested product-level information from our Tier 1 suppliers on the parts and products we purchased from them. Suppliers were allowed to submit multiple responses as necessary to address all such parts and products.

We pursued subsequent engagement with non-responsive suppliers, including sending multiple email reminders requesting survey completion. Suppliers who remained non-responsive after these email reminders were contacted by phone and offered assistance, including further information about the Rule, our conflict minerals program, and clarification regarding how they could provide the required information. If, following the above efforts, a supplier still did not provide the information requested, we further escalated the matter internally and followed up directly with these suppliers.

We reviewed and evaluated all supplier responses for consistency and completeness, both in terms of which products were said to contain or not contain necessary conflict minerals, as well as the origin of those materials. When necessary, we followed up with suppliers on responses to their reporting templates to seek clarifying or corrective information. We requested (a) evidence that the product does not contain conflict minerals or (b) an updated Template response indicating the results of such supplier’s due diligence on the source of any conflict minerals contained in such product.

Each facility that meets the definition of a smelter or refiner of a conflict mineral is assessed according to red-flag indicators defined in the OECD Guidance. SLB uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying those red flags. These factors include:

•	geographic proximity to conflict-affected and high-risk areas,

•	known mineral source country of origin,

•	RMAP audit status,

•	credible evidence of unethical or conflict sourcing.

•	peer assessments conducted by credible third-party sources, and

•	sanctions risks.

Risk mitigation activities are initiated whenever a supplier’s Template reports SORs of concern. Through our third-party service provider, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing suppliers to take their own independent risk mitigation actions. Examples include the submission of a product-specific Template to better identify the connection to products that they supply to SLB. Additional escalation may have been necessary to address any continued sourcing from these smelters of concern. Suppliers are given educational materials and objectives within reasonable timeframes to mitigate risks and progressively eliminate smelters of concern from their supply chain.

We followed up on all flagged responses to clarify and address inconsistencies, incompleteness, invalid responses, uncertainties, and responses indicating that relevant conflict minerals were or may have been sourced from one or more of the covered countries.

Step 3: Strategy to Respond to Identified Risks

For any SORs that were known to source necessary conflict minerals from any of the covered countries, we confirmed that such SORs were listed in the various lists of compliant SORs described above. For any SORs known to source conflict minerals from covered countries, as well as SORs located in any covered country with unknown sources of conflict minerals, SLB has provided immediate feedback to its suppliers, at the time of their Template submission through our third-party service provider system, instructing suppliers to take their own independent risk analysis and mitigation actions. Additionally, in 2023, we will send a communication to our Tier 1 suppliers who sourced from such SORs, recommending that they request that such SORs become certified as compliant, pursue an alternative source of conflict minerals, and participate in the RMI to support industry efforts to achieve supply chain transparency.

As described in our Conflict Minerals Policy, in the event that we have reason to believe a supplier is supplying us with conflict minerals from sources that may support conflict in any of the covered countries, we will encourage that supplier to establish an alternative source of conflict minerals that does not support such conflict, or we may consider reevaluating the supplier relationship. If a Tier 1 supplier (i) has been unresponsive or otherwise uncooperative in our due diligence efforts or (ii) is not compliant with our Conflict Minerals Policy and is unwilling to expect its own suppliers to use conflict-free sources, then we may likewise reassess the supplier relationship. As described above, we support the use of validation, certification, and audit programs for SORs in our supply chain.

Our supplier engagement efforts described above in “Step 2: Identification and Assessment of Supply Chain Risks” also support our risk mitigation efforts.

Step 4: Independent Third-Party Audit of SORs’ Due Diligence Practices

As stated above, we are several tiers removed from mining operations and SORs. Furthermore, we do not have direct relationships with SORs, and while we conduct routine audits of our critical suppliers in accordance with internal requirements, we do not perform direct audits of all the upstream entities within our supply chain. Accordingly, we rely on our suppliers to provide the information necessary to assess compliance with our conflict minerals program and support the development and implementation of independent third-party audits of SORs’ sourcing, such as the RMAP.

We use a third party to aid in verifying the information supplied by our suppliers with respect to the SORs that they source from, and to review and confirm the validity of the RMAP, RJC, and LBMA certifications of those SORs. In some cases, our third party reaches out directly to SORs as necessary to confirm the information either publicly available or made available in reporting template responses that may be contradictory or incomplete.

Step 5: Report on Supply Chain Due Diligence

As indicated in the Specialized Disclosure Report on Form SD, this Report and our Conflicts Minerals Policy are publicly available on our website at https://www.slb.com/who-we-are/guiding-principles/corporate-accountability/conflict-minerals.

Supplier Categories

We categorize our suppliers by commercial importance:

•	Supplier Management (SM) Level 1 suppliers are the most commercially important suppliers to SLB, with a corresponding full management model.

•	SM Level 2 suppliers are necessary to support SLB’s operations, and their performance is monitored with an essential management model.

•	SM Level 3 suppliers are tail-end suppliers with a basic management model.

We further classify certain SM Level 1 and SM Level 2 suppliers as “critical” if they provide materials, components, or services that may significantly influence one or more aspects of SLB products and service performance. This includes elements such as safety, technology, and competitiveness, as well as compliance with operations integrity, health, safety and environmental standards, and ethics standards.

For 2022, we sent the Template to 3,090 suppliers and received completed responses from approximately 64% of these suppliers. As part of our risk identification and mitigation efforts, we focused on obtaining responses from our priority suppliers, including SM Level 1 suppliers, SM Level 2 suppliers, and critical suppliers within those two categories.

Results of Supply Chain Due Diligence

The following table lists the response rate and certain other information for our suppliers who received the Template in 2022.

Supplier Category	Response Rate	Number of Suppliers
SM Level 1	87%	135
SM Level 2	75%	879
SM Level 3	58%	2,076

Many of the respondents indicated that they had not finished the due diligence on their supply chains and were still completing the Template.

For responses we received at the product level, 345 SORs, organized by type of metal, are listed in the tables in Appendix A below. Based on our due diligence, we identified 89 verified SORs that smelt or source conflict minerals from one or more of the covered countries, of which:

•	70 are certified by a recognized certification body,

•	six are not currently certified by a recognized certification body, but are in the process of becoming certified by RMAP, and

•	13 are not currently participating in RMAP.

As stated above, for each of these SORs not currently certified by a recognized certification body, we will send, in 2023, a communication to our Tier 1 suppliers who sourced from such SORs, recommending that they request that such SORs become certified as compliant, that they pursue an alternative source of conflict minerals, and that they participate in the RMI to support industry efforts to achieve supply chain transparency.

Appendix A includes all SORs that our suppliers listed in completed Templates and that met the recognized definition of a conflict minerals processing facility and were operational during the 2022 calendar year. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to discern precisely which company’s product lines the materials may end up in. As a result, those providing the SORs have the practice of listing all SORs they may purchase from within the reporting period. Therefore, the SORs (as sources) listed in Appendix A are likely to be more comprehensive than the list of SORs which actually processed the conflict minerals contained in SLB’s products.

Appendix B includes an aggregated list of countries of origin from which the reported SORs collectively source conflict minerals, based on reasonable identification of country-of-origin data obtained via our third-party service provider’s supply chain database. As mentioned in the above paragraph, it is understood that overreporting might occur, which could result in Appendix B having more countries than those strictly relevant to SLB’s products.

Future Process Improvements

Supplier engagement — As stated above, we received responses from 64% of our Tier 1 suppliers for 2022. We will continue to engage with our Tier 1 suppliers in an attempt to increase supply chain transparency, including by following up with unresponsive suppliers and sending the communications described in “Step 3: Strategy to Respond to Identified Risks”. In addition, we will work with our Tier 1 suppliers to obtain even more product-level responses.

Employee training — Approximately 91% of our employees targeted for training on the Rule completed their annual training in 2022. These employees are members of the planning and supply chain, legal, engineering, manufacturing, sustaining, sales and marketing, finance, and compliance functions.

Automation of additional business lines — As described above, we have adopted standardized data templates for all Divisions to ensure consistency across various information technology systems and adopted a procedure in our engineering design and manufacturing systems that requires the recording of necessary conflict mineral contents of newly-developed parts included in our products. These templates and systems continue to be refined and automated in our current business lines and implemented in any new business lines resulting from acquisition throughout the calendar year. We expect to continue improving our automatization of these processes and the number of business lines they cover.

Appendix A: Smelter List

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden AB	Sweden	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	In Communication
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	In Communication
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Gold	L’azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Gold	Materion	United States Of America	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Gold	Torecom	Korea, Republic Of	CID001955	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	Morris and Watson	New Zealand	CID002282	In Communication
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant
Gold	Geib Refining Corporation	United States Of America	CID002459	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant

Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	In Communication
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant
Gold	Marsam Metals	Brazil	CID002606	Non Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant
Gold	SAAMP	France	CID002761	Conformant
Gold	L’Orfebre S.A.	Andorra	CID002762	Conformant
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Active
Gold	Sai Refinery	India	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant
Gold	Bangalore Refinery	India	CID002863	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant

Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Sovereign Metals	India	CID003383	Outreach Required
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	Active
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Gold	Kundan Care Products Ltd.	India	CID003463	In Communication
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	Augmont Enterprises Private Limited	India	CID003461	Active
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	In Communication
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Alexy Metals	United States Of America	CID003500	Active
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	Conformant
Gold	Sellem Industries Ltd.	Mauritania	CID003540	Communication Suspended - Not Interested
Gold	MD Overseas	India	CID003548	In Communication
Gold	Metallix Refining Inc.	United States Of America	CID003557	In Communication
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Gold	WEEEREFINING	France	CID003615	Active
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant
Gold	Dongwu Gold Group	China	CID003663	Outreach Required
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Tantalum	AMG Brasil	Brazil	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tantalum	QuantumClean	United States Of America	CID001508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Tantalum	Telex Metals	United States Of America	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Tin	Alpha	United States Of America	CID000292	Conformant
Tin	Dowa	Japan	CID000402	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant
Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Tin	Aurubis Berango	Spain	CID002774	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tin	Super Ligas	Brazil	CID002756	Active
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Non Conformant
Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Non Conformant
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	In Communication
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review
Tin	PT Bangka Tin Industry	Indonesia	CID001419	In Communication
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Active
Tin	PT Panca Mega Persada	Indonesia	CID001457	In Communication
Tin	PT Timah Nusantara	Indonesia	CID001486	Active
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant
Tin	CRM Synergies	Spain	CID003524	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tin	DS Myanmar	Myanmar	CID003831	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401	Conformant

Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation	CID003408	RMI Due Diligence Review
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review
Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	Outreach Required
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060	In Communication
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant

Appendix B: Countries of Origin
Afghanistan	Central African Republic	Hong Kong	Myanmar	Spain
Ãland Islands	Chile	Hungary	Namibia	Sudan
Albania	China	India	Netherlands	Suriname
American Samoa	Colombia	Indonesia	New Zealand	Sweden
Andorra	Congo	Ireland	Nicaragua	Switzerland
Angola	Czechia	Israel	Niger	Taiwan
Argentina	Democratic Republic of Congo	Italy	Nigeria	Tajikistan
Armenia	Djibouti	Japan	Norway	Tanzania
Aruba	Dominica	Jersey	Panama	Thailand
Australia	Dominican Republic	Kazakhstan	Papua New Guinea	Turkey
Austria	Ecuador	Kenya	Peru	Uganda
Azerbaijan	Egypt	Korea	Philippines	United Arab Emirates
Bahamas	Eritrea	Kyrgyzstan	Poland	United Kingdom
Barbados	Estonia	Liberia	Portugal	United States
Belarus	Ethiopia	Liechtenstein	Russian Federation	Uzbekistan
Belgium	Finland	Lithuania	Rwanda	Viet Nam
Benin	France	Luxembourg	Samoa	Zambia
Bermuda	Georgia	Madagascar	Saudi Arabia	Zimbabwe
Bolivia (Plurinational State of)	Germany	Malaysia	Senegal
Brazil	Ghana	Mali	Sierra Leone
Bulgaria	Guam	Mauritania	Singapore
Burkina Faso	Guatemala	Mexico	Slovakia
Burundi	Guinea	Mongolia	Slovenia
Cambodia	Guyana	Morocco	South Africa
Canada	Honduras	Mozambique	South Sudan